PROMISSORY NOTE

$1,189,481.03                                                     April 16, 1999


           FOR VALUE RECEIVED, the undersigned, AutoCorp Equities, Inc., a Texas corporation ("Make "), hereby unconditionally promises to pay to the order of AutoPrime, Inc., a Delaware corporation ("Payee"), at 200 Crescent Court, Suite 1900, Dallas, Texas 75201, or such other address in Dallas County, Texas, as the holder hereof may, from time to time, designate in writing, the principal sum of One million, one hundred eighty nine thousand, four hundred eighty one dollars and three cents ($1,189,481.03), in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day remaining, computed from the date of advance until maturity at a rate per annum equal to nine per cent (9%) (the "Fixed Rate").

           For purposes of calculating interest accrued hereon at the Fixed Rate, interest on this Note shall be calculated on the basis of the actual days elapsed over a 360-day year.

           The principal amount of this Note and the accrued interest on this Note shall be due and payable on the dates and in the manner hereinafter set forth:

               (a) interest, as it accrues, shall be due and payable monthly, in arrears, on the first day of each month, commencing on June 1, 1999, and continuing regularly thereafter, on the first day of each succeeding calendar month, until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

               (b) principal payments in the amount of $50,000.00 shall be due and payable monthly on the first day of each month, commencing on June 1, 1999, and continuing thereafter until and including April 1, 2000; and

               (c) on May 1, 2000, a final payment shall be due and payable in an amount equal to the entire unpaid principal balance, together with all accrued and unpaid interest and any all other amounts due hereunder.

           In addition to the foregoing required monthly payments, Maker shall pay to the Payee a late charge of five percent (5%) of any monthly payment required to be made hereunder which is not received by the Payee within ten (10) days after it becomes due.

           At the option of Payee or the holder hereof, this Note may be credited with an amount equal to the agreed value of retail installment sale contracts, secured by first priority liens on automobile and light duty trucks, assigned by Maker to Payee or such holder.

           Should the principal of, or any installment of the principal or interest upon, this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such


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



extension. All payments of principal of and interest upon this Note shall be made by Maker to Payee in immediately available funds; provided, that receipt of a check shall not constitute payment until such check has been honored when presented for payment. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.

          After an Event of Default all past due principal and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the Maximum Rate (as hereinafter defined).

          The term "Maximum Rate , " as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Texas applicable to such holder and such indebtedness or, to the extent permitted by applicable law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

          No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

          An "Event of Default" shall exist hereunder if any one or more of the following events shall occur and be continuing:

               (a) Maker shall fail or refuse to pay when due any principal of, or interest upon, this Note;

               (b) any statement, representation or warranty made by Maker to Payee shall prove to be untrue or inaccurate in any material respect when made;

               (c) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in any instrument securing this Note or any other document executed or delivered to Payee in connection herewith arid such default



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



          shall continue uncured to the reasonable satisfaction of Payee for a period of fifteen (15) days after written notice thereof from Payee to Maker;

               (d) Maker or any guarantor of this Note (a "Guarantor") shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of the Maker or such Guarantor or of all or a substantial part of the assets of the Maker or such Guarantor, (ii) file a voluntary petition in bankruptcy, admit in writing that the Maker or such Guarantor is unable to pay the debts of the Maker or such Guarantor as they become due or generally not pay such debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against the Maker or such Guarantor in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

               (e) An involuntary petition or complaint shall be filed against Maker or any Guarantor seeking bankruptcy or reorganization of the Maker or such Guarantor or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Maker or such Guarantor, or of all or substantially all of the assets of the Maker or such Guarantor, and such petition or complaint shall not have been dismissed within forty-five (45) days after the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Maker or such Guarantor or appointing a receiver, custodian, trustee, intervenor or liquidator of the Maker or such Guarantor, or of all or substantially all of the assets of the Maker or such Guarantor;

               (f) the failure of Maker or any Guarantor to have discharged within a period of ten (10) days after the commencement thereof any attachment, sequestration, execution or similar proceeding against any portion of the property covered by the Stock Pledge Agreement, the Deed of Trust, the Assignment or any portion of the property securing the Guarantee or the Personal Guarantee; and

               (g) Payee's liens, mortgages or security interests in any of the collateral for this Note should become unenforceable, or cease to be at least second priority liens, mortgages or security interests.

         Upon the occurrence of any Event of Default or other default under any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith, the holder hereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable, and foreclose all liens and security interests securing payment hereof or any part hereof; provided, however, upon the occurrence of any of the Events of Default described in items (d) or (e) above, the entire unpaid balance of principal and accrued interest upon this Note shall, without any action by Payee, immediately become due and payable without demand for payment, presentment, protest, notice of protest and

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



non-payment, or other notice of default, notice of acceleration and intention to accelerate or any other notice, all of which are expressly waived by Maker.

         Notwithstanding anything contained in this Note to the contrary, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

          This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Dallas County, Texas.

          If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Maker promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attomeys' fees of the holder hereof.

          THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NEITHER PARTY IS RELYING ON ANY STATEMENT, COVENANT OR REPRESENTATION OF THE OTHER PARTY EXCEPT AS EXPRESSLY SET FORTH IN THIS WRITTEN AGREEMENT.





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



Effective as of the day and year first above written.

                                               AutoCorp Equities, Inc.

                                               By:     /s/  Charles Norman
                                                       -------------------
                                               Name     Charles Norman
                                                       -------------------
                                               Title:   President
                                                       -------------------
















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